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                       Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in this Registration Statement of Exar Corporation on Form S-8 of our report dated April 23, 1998, appearing in the Annual Report on Form 10-K of Exar Corporation for the year ended March 31, 1998.

/s/ Deloitte & Touche LLP

San Jose, California
December 17, 1998